UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits. The following item is furnished as an Exhibit to this Report:

99.1	Press release dated May 30, 2003 announcing the closing of the sale of the Registrant’s television station KAPX(TV) to Telefutura Television Group, Inc., a subsidiary of Univision Communications Inc.

ITEM 9. REGULATION FD DISCLOSURE

     On May 30, 2003, the Registrant closed on the sale of its television station KAPX(TV), serving Albuquerque, New Mexico, to Telefutura Television Group, Inc., a subsidiary of Spanish-language media company Univision Communications Inc. The Registrant received cash proceeds of $20.0 million. The Registrant has furnished the press release announcing this transaction as Exhibit 99.1 to this Form 8-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson, Jr.

Date: May 30, 2003	Thomas E. Severson, Jr. Senior Vice President and Chief Financial Officer

3